EXHIBIT 10.6

                            FORM OF LOCK-UP AGREEMENT

                                                        ____________ __, 2000

U.S. Mobile Services, Inc.
725 Primera Blvd., Suite 200
Lake Mary, Florida 32746

Ladies and Gentlemen:

      In order to induce certain investors to participate in a proposed private placement (the "Offering") of shares of common stock, $0.001 par value per share (the "Common Stock") of U.S. Mobile Services, Inc, a Delaware corporation (the "Company"), the undersigned hereby agrees that, subject to the exception set forth below, for a period of six (6) months from the closing of the Offering, the undersigned will not directly or indirectly, issue, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate, distribute or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the rules and regulations under the Securities Act of 1933, as amended or otherwise) or dispose of any beneficial interest therein without the prior written consent of the Company. The undersigned understands and acknowledges that in connection with the above, the Company shall deliver instructions to its transfer agent authorizing it to place appropriate stop transfer orders on the Company's ledgers. Notwithstanding the above, it is agreed that during each calendar month during the six month period, the undersigned may sell an amount of Common Stock equal to 5% of the total amount owned by the undersigned.

                                             Very truly yours,


                                             By: ______________________________
                                                 Name: